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Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
JP ENERGY PARTNERS LP

        This Certificate of Limited Partnership, dated May 5, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

1.
Name. The name of the limited partnership is JP Energy Partners LP.

2.
Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

  Corporation Trust Center
  1209 Orange Street
  Wilmington, Delaware 19801

        The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

  The Corporation Trust Company
  Corporation Trust Center
  1209 Orange Street
  Wilmington, Delaware 19801

3.
General Partner. The name and the business, residence or mailing address of the general partner are:

  JP Energy GP LLC
  c/o CB Capital, LLC
  300 E. John Carpenter Freeway, Suite 800
  Irving, Texas 75062

EXECUTED as of the date first written above.

JP ENERGY PARTNERS LP
By:	JP Energy GP LLC, its general partner
By:	/s/ J. PATRICK BARLEY
Name:	J. Patrick Barley
Title:	Chief Executive Officer

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  Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP OF JP ENERGY PARTNERS LP